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EXHIBIT 1

TRANSACTIONS IN UNITS OF BENEFICIAL INTEREST OF THE TRUST DURING THE PAST
60 DAYS


         The Reporting Persons engaged in the following transactions in Units of the Trust during the past 60 days. The following table includes Units purchased by TSOC. On May 13, 2003, TSOC distributed the 3,498,247 Units it had acquired to its shareholders. The shareholders of TSOC are Mr. Roberson, Mr. Sharman, Mr. Langston, LuJan Langston, the spouse of Mr. Langston, and their daughter, Emmalee Langston. Mr. Roberson and Mr. Sharman contributed the Units distributed to them for membership interests in MOSHLLC and limited partnership interests in MOSHLP. Mr. Langston contributed a portion of the Units distributed to him in exchange for membership interests in MOSHLLC. Mr. Langston and his family contributed the remaining Units distributed to them to the Langston Family Limited Partnership, a Texas family limited partnership ("LFLP") in exchange for partnership interests. LFLP contributed all of the Units contributed by the Langstons to MOSHLP in exchange for limited partnership interests. The Units contributed to MOSHLLC were contributed to MOSHLP in exchange for a general partnership interest.


-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
DATE OF TRANSACTION    PURCHASER/       QUANTITY        QUANTITY       PURCHASE     PRICE PER UNIT       TYPE OF
                         SELLER         PURCHASED         SOLD          PRICE                          TRANSACTION
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/15/03             TSOC            8,000                         342.72           .043          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/15/03             TSOC           18,475                         883.66           .048          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/16/03             TSOC           35,000                        1,653.75          .047          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/17/03             TSOC           65,800                        3,619.00          .055          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/22/03             TSOC           14,500                         797.50           .055          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/24/03             TSOC           128,000                       6,720.00          .053          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/25/03             TSOC           25,000                        1,186.47          .047          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/25/03             TSOC           174,000                       9,129.78          .052          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/28/03             TSOC           158,500                       7,489.13          .047          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/29/03             TSOC           20,000                         975.00           .049          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------

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

-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
DATE OF TRANSACTION    PURCHASER/       QUANTITY        QUANTITY       PURCHASE     PRICE PER UNIT       TYPE OF
                         SELLER         PURCHASED         SOLD          PRICE                          TRANSACTION
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     04/30/03             TSOC           189,000                       9,450.00          .050          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     05/01/03             TSOC           35,000                        1,837.50          .053          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     05/05/03             TSOC           256,000                      13,440.00          .053          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     05/06/03             TSOC           100,000                       5,250.00          .053          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
                                                                                                       Open Market
     06/02/03             LFLP           100,000                       1,829.95          .018       Purchase through
                                                                                                      First Avantus
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/09/03            MOSHLP          66,900                        1,933.41          .029          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/10/03            MOSHLP          13,000                         390.00           .030          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/11/03            MOSHLP           1,500                         45.00            .030          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/12/03            MOSHLP           3,100                         116.25           .038          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/13/03             LFLP                           50,000        1,664.96          .033       Open Market Sale
                                                                                                      Through First
                                                                                                         Avantus
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/13/03            MOSHLP          109,300                       3,792.71          .035          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/16/03            MOSHLP          154,000                       5,390.00          .035          Open Market
                                                                                                        Purchase
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------
     06/16/03             LFLP                          150,000        5,014.38          .033       Open Market Sale
                                                                                                      Through First
                                                                                                         Avantus
-------------------- --------------- ---------------- ------------- --------------- --------------- ------------------